                                LICENSE AGREEMENT
                              AMENDED AND RESTATED

This Agreement, effective May 1, 2006, amended and restated November 12, 2008, by and between Ameriprise Financial, Inc. (hereinafter called "Licensor"), a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and each of the Corporations and Trusts listed in Schedule A (individually called "Licensee," and collectively the "Licensees"), whose principal place of business is located at 901 Marquette Avenue South, Suite 2810, Minneapolis, Minnesota 55402-3268;

WHEREAS, Licensor owns and is the licensor of the trade names, trademarks and service marks ("Marks") and any corresponding registrations and applications thereof listed on Schedule B; and

WHEREAS, each Licensee wishes to use certain of Licensor's Marks;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

1. GRANT OF LICENSE

Licensor grants to each Licensee a nonexclusive, nontransferable license to use the Marks, in its name, in the name of any series of its shares, and in connection with advertising or other communications regarding Licensees; and each Licensee accepts the license subject to Licensor's right to add to or delete from Schedule B upon thirty (30) days written notice, as well as the following terms and conditions.

2. LICENSORSHIP OF MARKS

Each Licensee acknowledges the licensorship of the Marks in Licensor, and agrees that it will do nothing inconsistent with such licensorship, and agrees to assist Licensor in recording this Agreement with appropriate government authorities. Each Licensee agrees that nothing in this license shall give Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this license.

3. QUALITY STANDARDS

The Licensor and each Licensee agree that in the conduct of its respective business and activities and its rendering of services under such marks it shall adhere to the highest ethical and business standards in the mutual funds field and shall do nothing to bring disrepute to, nor to in any manner damage, the good trade name and marks listed on Schedule B.

4. FORM OF USE

Each Licensee agrees to use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Licensor, and not to use any other trademark or service mark in combination with any of the Marks without prior written approval of Licensor.

5. TERMINATION

Licensor shall have the right to terminate this Agreement on ninety (90) days written notice to a Licensee.

6. EFFECT OF TERMINATION

Upon termination of this Agreement, each Licensee will be entitled to continue using the Marks until it has obtained shareholder approval to change its corporate name. After that date, Licensee will cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, and to destroy or supplement all printed materials bearing any of the Marks. Licensee agrees that all rights in the Marks and the goodwill connected therewith shall remain the property of Licensor.

7. LIABILITY

All rights, obligations and liabilities of each Licensee shall be several and not joint.

8. INTERPRETATION OF AGREEMENT

It is agreed that this Agreement may be interpreted according to the laws of the State of Minnesota, United States of America.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

LICENSOR:                               LICENSEES:
---------                               ----------
Ameriprise Financial, Inc.              RiverSource Bond Series, Inc.
200 Ameriprise Financial Center         RiverSource California Tax-Exempt Trust
Minneapolis, Minnesota 55474            RiverSource Dimensions Series, Inc.
                                        RiverSource Diversified Income Series, Inc.
                                        RiverSource Equity Series, Inc.
                                        RiverSource Global Series, Inc.
                                        RiverSource Government Income Series, Inc.
By:                                     RiverSource High Yield Income Series, Inc.
    ---------------------------------   RiverSource Income Series, Inc.
    Kim M. Sharan                       RiverSource International Managers Series, Inc.
    Executive Vice President            RiverSource International Series, Inc.
    Chief Marketing Officer             RiverSource Investment Series, Inc.
                                        RiverSource Large Cap Series, Inc.
                                        RiverSource Managers Series, Inc.
                                        RiverSource Market Advantage Series, Inc.
                                        RiverSource Money Market Series, Inc.
                                        RiverSource Sector Series, Inc.
                                        RiverSource Selected Series, Inc.
                                        RiverSource Series Trust
                                        RiverSource Short Term Investments Series, Inc.
                                        RiverSource Special Tax-Exempt Series Trust
                                        RiverSource Stock Series, Inc.

                                        RiverSource Strategic Allocation Series, Inc.
                                        RiverSource Strategy Series, Inc.
                                        RiverSource Tax-Exempt Income Series, Inc.
                                        RiverSource Tax-Exempt Money Market Series, Inc.
                                        RiverSource Tax-Exempt Series, Inc.
                                        RiverSource Variable Portfolio - Income Series, Inc.
                                        RiverSource Variable Portfolio - Investment Series, Inc.
                                        RiverSource Variable Portfolio - Managed Series, Inc.
                                        RiverSource Variable Portfolio - Managers Series, Inc.
                                        RiverSource Variable Portfolio - Money Market Series, Inc.
                                        RiverSource Variable Portfolio - Select Series, Inc.
                                        RiverSource Variable Series Trust
                                        Seligman Capital Fund, Inc.
                                        Seligman Cash Management Fund, Inc.
                                        Seligman Common Stock Fund, Inc.
                                        Seligman Communications and Information Fund, Inc.
                                        Seligman Core Fixed Income Fund, Inc.
                                        Seligman Frontier Fund, Inc.
                                        Seligman Global Fund Series, Inc.
                                        Seligman Growth Fund, Inc.
                                        Seligman High Income Fund Series
                                        Seligman Income and Growth Fund, Inc.
                                        Seligman LaSalle Real Estate Fund Series, Inc.
                                        Seligman Municipal Fund Series, Inc.
                                        Seligman Municipal Series Trust
                                        Seligman New Jersey Municipal Fund, Inc.
                                        Seligman Pennsylvania Municipal Fund Series
                                        Seligman Portfolios, Inc.
                                        Seligman TargetHorizon ETF Portfolios, Inc.
                                        Seligman Asset Allocation Series, Inc.
                                        Seligman Value Fund Series, Inc.
                                        Seligman LaSalle International Real Estate Fund, Inc.
                                        Seligman Select Municipal Fund, Inc.
                                        Tri-Continental Corporation


                                        By:
                                            ------------------------------------
                                            Patrick T. Bannigan
                                            President

                                   SCHEDULE A

FUND NAMES

RETAIL FUNDS:

RiverSource Bond Series, Inc.
RiverSource California Tax-Exempt Trust
RiverSource Dimensions Series, Inc.
RiverSource Diversified Income Series, Inc.
RiverSource Equity Series, Inc.
RiverSource Global Series, Inc.
RiverSource Government Income Series, Inc.
RiverSource High Yield Income Series, Inc.
RiverSource Income Series, Inc.
RiverSource International Managers Series, Inc.
RiverSource International Series, Inc.
RiverSource Investment Series, Inc.
RiverSource Large Cap Series, Inc.
RiverSource Managers Series, Inc.
RiverSource Market Advantage Series, Inc.
RiverSource Money Market Series, Inc.
RiverSource Sector Series, Inc.
RiverSource Selected Series, Inc.
RiverSource Series Trust
RiverSource Short Term Investments Series, Inc.
RiverSource Special Tax-Exempt Series Trust
RiverSource Stock Series, Inc.
RiverSource Strategic Allocation Series, Inc.
RiverSource Strategy Series, Inc.
RiverSource Tax-Exempt Income Series, Inc.
RiverSource Tax-Exempt Money Market Series, Inc.
RiverSource Tax-Exempt Series, Inc.
Seligman Capital Fund, Inc.
Seligman Cash Management Fund, Inc.
Seligman Common Stock Fund, Inc.
Seligman Communications and Information Fund, Inc.
Seligman Core Fixed Income Fund, Inc.
Seligman Frontier Fund, Inc.
Seligman Global Fund Series, Inc.
Seligman Growth Fund, Inc.
Seligman Income and Growth Fund, Inc.
Seligman LaSalle Real Estate Fund Series, Inc.
Seligman Municipal Series Trust
Seligman New Jersey Municipal Fund, Inc.

Seligman Pennsylvania Municipal Fund Series
Seligman TargetHorizon ETF Portfolios, Inc.
Seligman Asset Allocation Series, Inc.
Seligman Value Fund Series, Inc.

CLOSED-END FUNDS

Seligman LaSalle International Real Estate Fund, Inc.
Seligman Select Municipal Fund, Inc.
Tri-Continental Corporation

VARIABLE PORTFOLIO FUNDS:

RiverSource Variable Portfolio - Income Series, Inc.
RiverSource Variable Portfolio - Investment Series, Inc.
RiverSource Variable Portfolio - Managed Series, Inc.
RiverSource Variable Portfolio - Managers Series, Inc.
RiverSource Variable Portfolio - Money Market Series, Inc.
RiverSource Variable Portfolio - Select Series, Inc.
RiverSource Variable Series Trust
Seligman Portfolios, Inc.

                                   SCHEDULE B

TRADEMARKS & SERVICE MARKS               REGISTRATION NO.
--------------------------               ----------------
RIVERSOURCE                                 3,216,429
RIVERSOURCE RETIREMENT PLUS                 3,320,911
SELIGMAN                                    2,366,135
SELIGMAN TARGETFUND CORE                    3,286,986
SELIGMAN TARGETFUND 2015                    3,286,905
SELIGMAN TARGETFUND 2025                    3,286,904
SELIGMAN TARGET HORIZON ETF PORTFOLIOS      3,286,903
SELIGMAN TIME HORIZON MATRIX                3,189,044
SELIGMAN HARVESTER                          2,361,910
INVEST-A-CHECK                                872,771
J&WS                                        1,242,324